Exhibit 99.2
A STRONGER, MORE DIVERSIFIED COMPANY
Phelps Dodge Inco will significantly enhance value for all shareholders.
•	Preeminent North American-based miner

•	Industry leader in safe production

•	Diversity of commodities, markets and geographies

•	Quality assets with long-lived reserves

•	Global scale with superior growth pipeline

•	Proven operating capabilities, project management and industry-leading technology

•	Significant annual synergies of approximately $900 million by 2008

•	Financial strength and capital access to invest in growth

•	Clear potential for multiple expansion